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                                                                    Exhibit 4.32

                                                                  EXECUTION COPY

                                AMENDMENT NO.1 TO
                         CERTIFICATE PURCHASE AGREEMENT

         AMENDMENT NO. 1 TO CERTIFICATE PURCHASE AGREEMENT (the "Amendment"), dated as of July 9, 2002 among:

         (1) THE EL-BEE RECEIVABLES CORPORATION, a Delaware corporation (the "Seller");

         (2) CORPORATE RECEIVABLES CORPORATION and EAGLEFUNDING CAPITAL CORPORATION, (each a "Conduit Purchaser" and collectively, the "Conduit Purchasers");

         (3) CITIBANK, N.A. and EAGLEFUNDING CAPITAL CORPORATION (each a "Committed Purchaser" and collectively, the "Committed Purchasers");

         (4) CITICORP NORTH AMERICA, INC. and FLEET SECURITIES, INC. (f/k/a FLEETBOSTON ROBERTSON STEPHENS INC.) (each a "Managing Agent" and collectively, the "Managing Agents");

         (5) CITICORP NORTH AMERICA, INC., as Program Agent for the "Purchasers" (the "Program Agent") and

         (6) DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (f/k/a Bankers Trust Company), as Trustee (the "Trustee").

         PRELIMINARY STATEMENTS

         (1). The Transferor, the Servicer and the Trustee entered into that certain Elder-Beerman Master Trust Pooling and Servicing Agreement dated as of December 19, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Pooling and Servicing Agreement"). All capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, the Series 2000-1 Supplement (as defined below) or the Certificate Purchase Agreement (as defined below), as applicable.

         (2). The Transferor, the Servicer and the Trustee entered into that certain Elder-Beerman Master Trust Series 2000-1 Supplement dated as of May 19, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Series 2000-1 Supplement") pursuant to which a Series of Investor Certificates known as the "Series 2000-1 Certificates" was created.



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         (3) The Series 2000-1 Certificates were issued pursuant to the Series
2000-1 Certificate Purchase Agreement, dated as of May 19, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Certificate Purchase Agreement") among the El-Bee Receivables Corporation, as Seller, Corporate Receivables Corporation, EagleFunding Capital Corporation and the other commercial paper conduits from time to time party thereto, as Conduit Purchasers (the "Conduit Purchasers"), Citibank, N.A., EagleFunding Capital Corporation and the other financial institutions from time to time party thereto, as Committed Purchasers (the "Committed Purchasers"), Citicorp North America, Inc., Fleet Securities, Inc. (f/k/a FleetBoston Robertson Stephens Inc.) and the other financial institutions from time to time party thereto, as Managing Agents (the "Managing Agents"), Citicorp North America, Inc., as Program Agent for the Purchasers (the "Program Agent") and the Trustee (the "Certificate Purchase Agreement").

         (4) The parties hereto have agreed to make certain amendments to the Certificate Purchase Agreement upon the terms and conditions and as set forth herein.

         SECTION 1. Amendments to the Certificate Purchase Agreement. The Certificate Purchase Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

                  (a) The definition of "Assignee Rate" in Section 1.01 thereof is hereby deleted in its entirety and replaced by the following:


                  "Assignee Rate" means, for any Interest Period, an interest rate per annum equal to the Adjusted Eurodollar Rate plus 2.75%; provided, however, that, if (x) it shall become unlawful for any Committed Purchaser to obtain funds in the London interbank market in order to purchase, fund or maintain its initial investment in the Class A Certificates or any Increase hereunder, or deposits in dollars (in the applicable amounts) are not being offered by such Committed Purchaser in the London interbank market, (y) any Committed Purchaser is unable to establish the Adjusted Eurodollar Rate for any applicable period due to circumstances affecting the London interbank market generally, or (z) the Managing Agent for a Purchaser Group notifies the Seller and the Program Agent of its determination that the Adjusted Eurodollar Rate will not adequately reflect the cost of funding or maintaining the Class A Invested Amount (until such Managing Agent shall have notified the Seller and the Program Agent that such Managing Agent has determined that the Adjusted Eurodollar Rate will adequately reflect such cost), then, in each case, the Assignee Rate shall be the Alternate Base Rate in effect from time to time plus 1/2 of 1%; provided, further, that following the occurrence and during the continuation of an Early Amortization Period, the "Assignee Rate" shall be the applicable interest rate per annum determined pursuant to the provisions set forth above plus 1/2 of 1% per annum.

                  (b) The definition of "Conduit Assignee" in Section 1.01 thereof is hereby deleted in its entirety and replaced by the following:


                  "Conduit Assignee" means a commercial paper conduit that issues Commercial Paper and which has at least two (2) of the following ratings: "A-1" or better by Standard



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         & Poor's, "P-1" by Moody's and "F1" by Fitch, and which commercial paper conduit is managed by the Managing Agent for the Purchaser Group which includes a Conduit Purchaser.

                  (c) The definition of "Initial Term" in Section 1.01 thereof is hereby deleted in its entirety and replaced by the following:


                  "Initial Term" means July 8, 2003.

                  (d) The definition of "Purchaser Group Limit" in Section 1.01 thereof is hereby deleted in its entirety and replaced by the following:


                  "Purchaser Group Limit" shall mean, (a) with respect to the Purchaser Group for which CNAI acts as Managing Agent, $67,500,000, as such amount may be decreased pursuant to Section 2.04 hereof, or reduced by Assignment pursuant to Section 8.01 hereof, (b) with respect to the Purchaser Group for which FRSI acts as Managing Agent, $67,500,000, as such amount may be decreased pursuant to Section 2.04 hereof, or reduced by Assignment pursuant to Section 8.01 hereof, and
         (c) with respect to any other Purchaser Group, the amount indicated in the Assignment and Acceptance Agreement or Joinder Agreement by which the members of such Purchaser Group become parties to this Agreement, as such amount may be decreased pursuant to Section 2.04 hereof, or reduced by Assignment pursuant to Section 8.01 hereof.

                  (e) The definition of "Series 2000-1 Class A Purchase Limit" in Section 1.01 thereof is hereby deleted in its entirety and replaced with the following:


                  "Series 2000-1 Class A Purchase Limit" means, as of any date, $135,000,000 (or if less, the aggregate amount of Commitments of all Committed Purchasers who as of such date are party to this Agreement) as such amount shall have been reduced pursuant to Section 2.04 hereof.

         SECTION 2. Consent of Investor Certificateholders. Each Managing Agent, on behalf of the Purchasers in its respective Purchaser Group, being all of the Investor Certificateholders of the Series 2000-1 Certificates, hereby consents to the execution, delivery and performance of that certain Amendment No.1 to The Elder-Beerman Master Trust, Series 2000-1 Supplement of even date herewith among the Transferor, the Servicer and the Trustee.

         SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, (a) the Program Agent shall have received counterparts of this Amendment and that certain Amendment No. 1 to the Series 2000-1 Supplement of even date herewith executed by all of the parties hereto; (b) the Program Agent and the Trustee shall have received all of the documents, in form and substance satisfactory to the Program Agent and the Trustee and in sufficient copies as indicated by the Program Agent and the Trustee, required pursuant to the Certificate Purchase Agreement and the Pooling and Servicing Agreement for the amendments contemplated hereby and (d) the Program Agent, the Managing Agents and the Trustee shall have received all fees and expenses due and payable in connection with the preparation, negotiation, execution, delivery and administration of this Amendment.

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         SECTION 4. Reference to and Effect on the Transaction Documents.

                  (a) On and after the effectiveness of this Amendment, each reference in the Certificate Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Certificate Purchase Agreement, and each reference in the Transaction Documents to the "Certificate Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Certificate Purchase Agreement shall mean and be a reference to such Certificate Purchase Agreement, as amended by this Amendment.

                  (b) The Certificate Purchase Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Transaction Documents, nor constitute a waiver of any provision of the Transaction Documents.

         SECTION 5. Costs and Expenses. The Transferor agrees to pay on demand all costs and expenses of the Program Agent and the Trustee in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment, the Amendment No. 1 to Series 2000-1 Supplement and the other instruments and documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and expenses of counsel for the Program Agent and the Trustee.

         SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     THE EL-BEE RECEIVABLES
                                     CORPORATION, as Seller


                                     By:____________________________
                                     Name:
                                     Title:


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                                     CORPORATE RECEIVABLES CORPORATION,
                                     as Purchaser

                                     By:      CITICORP NORTH AMERICA, INC.
                                              as Attorney-in-Fact


                                              By:____________________________
                                              Name:
                                              Title:


                                     EAGLEFUNDING CAPITAL CORPORATION,
                                     as Purchaser

                                     By:      FLEET SECURITIES, INC.,
                                              as Attorney-in-Fact


                                              By:____________________________
                                              Name:
                                              Title:


                                     CITICORP NORTH AMERICA, INC.,
                                     as Program Agent and as a Managing Agent


                                     By:____________________________
                                     Name:
                                     Title:


                                     FLEET SECURITIES, INC.,
                                     as a Managing Agent


                                     By:_____________________________
                                     Name:
                                     Title:



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                                     CITIBANK, N.A.,
                                     as a Committed Purchaser


                                     By:_____________________________
                                     Name:
                                     Title:


                                     EAGLEFUNDING CAPITAL CORPORATION,
                                     as a Committed Purchaser


                                     By:_____________________________
                                     Name:
                                     Title:


                                     DEUTSCHE BANK TRUST COMPANY
                                     AMERICAS (f/k/a BANKERS TRUST
                                     COMPANY),
                                     not in its individual capacity
                                     but solely as Trustee


                                     By:____________________________
                                     Name:
                                     Title: